FOR IMMEDIATE RELEASE	CONTACT: Michael L. Middleton
Chief Executive Officer
888.745.2265

THE COMMUNITY FINANCIAL CORPORATION

ANNOUNCES RESULTS OF OPERATIONS FOR THIRD QUARTER

Waldorf, Maryland, October 21, 2013 – The Community Financial Corporation (NASDAQ: TCFC) (formerly Tri-County Financial Corporation) (the “Company”), the holding company for Community Bank of the Chesapeake (formerly Community Bank of Tri-County) (the “Bank”), reported consolidated net income available to common shareholders for the three months ended September 30, 2013 increased 16.16% or $229,900 to $1,652,841 or $0.55 per common share (diluted) compared to $1,422,941 or $0.47 per common share (diluted) for the three months ended September 30, 2012. The increase was attributable to increased net interest income and a decreased provision for loan losses partially offset by decreased noninterest income and increased noninterest expense and income tax expense.

Consolidated net income available to common shareholders for the nine months ended September 30, 2013 increased $1,487,335, or 44.14%, to $4,856,681, or $1.60 per common share (fully diluted), compared to $3,369,346, or $1.10 per common share (fully diluted), for the nine months ended September 30, 2012. The increase of $0.50 per share was attributable to increased net interest income and noninterest income and decreased provision for loan losses partially offset by increased noninterest expense and income tax expense.

In October 2013, the Company issued 1,591,300 shares of common stock at a price of $18.75 per share resulting in net proceeds of $27.4 million after commissions and related offering expenses. The additional capital raised was a fourth quarter 2013 event and was not reflected in the third quarter analysis below.

“We are very pleased that our earnings per share of $1.60 for the nine months ended September 30, 2013 exceeded the comparable period in 2012 by $0.50 per share. Additionally, the Company eclipsed last year’s annual earnings in the first nine months of operations. Net income available to common shareholders and earnings per share was $4.9 million or $1.60 per share for the nine months ended September 30, 2013 compared to $4.8 million or $1.57 per share for the year ended December 31, 2012,” stated Michael L. Middleton, Chairman and Chief Executive Officer. “We are confident that rebranding our name and the addition of $27.4 million in common capital in early October 2013 provides opportunities to further enhance our franchise. Additional capital, as well as investments in top quality people and technology, should continue to create long-term shareholder value.”

“Net interest income of $23.7 million is up $1.9 million or 8.64% from a year ago due primarily to reduced funding costs and our ability to maintain asset yields. In addition, during the third quarter we saw loan production increase,” stated William J Pasenelli, President and Chief Financial Officer. “Average outstanding loans increased $17.1 million from $727.1 million for the three months ended June 30, 2013 to $744.2 million for the three months ended September 30, 2013. During the third quarter, lending increased in both our Maryland and Virginia markets. In Southern Maryland the Bank continued to make progress lending in its established footprint and in Virginia the opening of a commercial loan production office in Fredericksburg, Virginia during August provides a channel for future growth.”

Operations – Nine Months Ended September 30, 2013 compared to 2012

The increase in net income available to common shareholders of $1,487,335 to $4,856,681 for the nine months ended September 30, 2013 compared to the same period in 2012 was attributable to increased net interest income of $1,881,094 and noninterest income of $331,700, a lower provision for loan losses of $883,370 partially offset by increased noninterest expense of $633,082 and income tax expense of $975,747.

Net interest income increased to $23,650,601 for the nine months ended September 30, 2013 compared to $21,769,507 for the nine months ended September 30, 2012. The net interest margin was 3.53% for the nine months ended September 30, 2013, a 29 basis point increase from 3.24% for the nine months ended September 30, 2012 (see the rate/volume analysis in the exhibits that follow this narrative). The increase was largely the result of a rapid decrease in the Company’s cost of funds that began during 2012 as certificates of deposit re-priced and rates declined on money market accounts. The average cost of total interest-bearing liabilities decreased 38 basis points from 1.38% for the first nine months of 2012 to 1.00% for the first nine months of 2013.

Interest and dividend income decreased by $532,453 to $29,565,129 for the nine months ended September 30, 2013 compared to $30,097,582 for the nine months ended September 30, 2012. Decreases in yields on loans and investments were partially offset by the growth in the average balance of loans. A reduction in average yields on interest-earning assets resulted in a decrease in interest income of $931,044 as rates decreased from 4.47% for the nine months ended September 30, 2012 to 4.41% for the nine months ended September 30, 2013. The Company has been successful over the last several years in mitigating the effect of the lower interest rate environment on loan rates through pricing and interest rate floors. Interest and dividend income was further reduced $231,762 as average interest-earning investment balances decreased $24.0 million from $184.3 million for the nine months ended September 30, 2012 to $160.3 million for the nine months ended September 30, 2013. These reductions were partially offset by an increase in interest income of $630,353 due to growth of $16.7 million in the average balance of loans from $716.6 million to $733.3 million.

Interest expense decreased $2,413,547 to $5,914,528 for the nine months ended September 30, 2013 compared to $8,328,075 for the nine months ended September 30, 2012 due primarily to a reduction in the average cost of funds on interest-bearing liabilities; interest expense decreased $2,221,583 due to a decrease in rates. This was principally achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.64% and 0.62%, respectively, for the nine months ended September 30, 2012 to 1.22% and 0.34%, respectively, for the nine months ended September 30, 2013. The Company has been successful in increasing its core deposits and reducing its cost of funds in the low interest rate environment over the last several years. In addition, the average rate paid on long-term debt decreased from 3.17% to 2.58% for the comparable period. Interest expense also decreased $361,932 due to a decline in average interest-bearing deposit balances of $29.2 million from $729.4 million for the nine months ended September 30, 2012 to $700.2 million for the nine months ended September 30, 2013. These reductions in interest expense were partially offset by a $169,968 increase in interest expense due to a $9.2 million increase in average debt balances.

The provision for loan losses decreased $883,370 from the comparable period in 2012 to $640,210 for the nine months ended September 30, 2013 and reflected a decrease in the allowance for specific nonperforming loans and a decrease in net-charge-offs. The specific allowance is based on management’s estimate of realizable value. Net charge-offs decreased $274,580 from $1,082,470 for the nine months ended September 30, 2012 to $807,890 for the nine months ended September 30, 2013.

Noninterest income totaled $3,377,022 for the nine months ended September 30, 2013 compared to $3,045,322 for the nine months ended September 30, 2012. The increase of $331,700 was principally due to an increased service charge income and gains on the sale of other real estate owned (OREO). Noninterest income for the nine months of 2012 included net losses on the sale of OREO of $96,917 compared to $215,345 of net gains on the sale of OREO for the comparable period in 2013. These increases were partially offset by a reduction in other fees and miscellaneous charges.

For the nine months ended September 30, 2013, noninterest expense increased 3.54% or $633,082 to $18,494,971 from $17,861,889 for the comparable period in 2012. Year to date increases in compensation and benefits were offset by decreases OREO expenses and other operating expenses. Employee compensation and other operating expenses were impacted by greater regulatory compliance costs and the opening of a loan production office in Fredericksburg, Virginia in August 2013. Other operating expenses for the nine months ended September 30, 2013 decreased from the comparable period in 2012 due to one-time conversion costs for a change of the Bank’s data processing system in the first six months of 2012. Increased revenues and a moderate increase in noninterest expense have improved the Company’s efficiency ratio to 68.43% for the nine months ended September 30, 2013 from 71.98% for the nine months ended September 30, 2012. The following is a breakdown of noninterest expense:

	Nine Months Ended
	September 30, 2013	September 30, 2012	Variance	% Variance
Compensation and Benefits	$10,883,606	$9,982,603	$901,003	9.03%
OREO Valuation Allowance and Expenses	605,704	742,600	(136,896)	(18.43%)
Other Operating Expenses	7,005,661	7,136,686	(131,025)	(1.84%)
Total Noninterest Expense	$18,494,971	$17,861,889	$633,082	3.54%

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Operations – Three Months Ended September 30, 2013 compared to 2012

The increase in net income available to common shareholders of $229,900 to $1,652,841 for the three months ended September 30, 2013 compared to the same period in 2012 was attributable to increased net interest income of $754,466 and a lower provision for loan losses of $460,465 partially offset by decreased noninterest income of $183,221 and increased noninterest expense of $644,943 and income tax expense of $156,867.

Net interest income increased to $8,102,073 for the three months ended September 30, 2013 compared to $7,347,607 for the three months ended September 30, 2012. The net interest margin was 3.60% for the three months ended September 30, 2013, a 32 basis point increase from 3.28% for the three months ended September 30, 2012 (see the rate/volume analysis in the exhibits that follow this narrative). The increase was largely the result of a rapid decrease in the Company’s cost of funds that began during 2012 as certificates of deposit re-priced and rates declined on money market accounts. The average cost of total interest-bearing liabilities decreased 31 basis points from 1.26% for the third quarter of 2012 to 0.95% for the second quarter of 2013. Deposit costs decreased 32 basis points from 0.99% to 0.67% for the comparable period. Additionally the increase of noninterest bearing demand deposits of $16.2 million contributed to the decline in funding costs with average balances increasing from $77.7 million for the three months ended September 30, 2012 to $93.9 million for the three months ended September 30, 2013.

Interest and dividend income increased by $88,403 to $9,975,059 for the three months ended September 30, 2013 compared to $9,886,656 for the three months ended September 30, 2012. The growth in the average balance of loans was partially offset by decreases in investment average balances and yields on loans and investments. Interest and dividend income increased $249,136 due to growth of $19.8 million in the average balance of loans from $724.4 million to $744.2 million. This increase was partially offset by a reduction in average yields on investment and loan yields which resulted in a decrease in interest income of $100,458. The Company has been successful over the last several years in limiting the effect of the lower interest rate environment on loan rates through pricing and interest rate floors. Interest and dividend income was further reduced $60,275 as average interest-earning investment balances decreased $14.9 million from $171.9 million for the three months ended September 30, 2012 to $157.0 million for the three months ended September 30, 2013.

Interest expense decreased $666,063 to $1,872,986 for the three months ended September 30, 2013 compared to $2,539,049 for the three months ended September 30, 2012 due primarily to a reduction in the average cost of funds on interest-bearing liabilities; interest expense decreased $629,060 due to a decrease in rates. This was principally achieved by a decrease in the average rates paid on certificates of deposits and money market accounts, which declined from 1.56% and 0.47%, respectively, for the three months ended September 30, 2012 to 1.14% and 0.33%, respectively, for the three months ended September 30, 2013. The Company has been successful in increasing its core deposits and reducing its cost of funds in the low interest rate environment over the last several years. In addition, the average rate paid on long-term debt decreased from 2.99% to 2.54% for the comparable period. Interest expense was also reduced $111,011 due to a decline in average interest-bearing deposit balances of $32.9 million from $732.1 million for the three months ended September 30, 2012 to $699.2 million for the three months ended September 30, 2013. These reductions in interest expense were partially offset by a $74,008 increase in interest expense due to a $16.0 million increase in average debt balances.

The provision for loan losses decreased $460,465 from the comparable period in 2012 to $285,610 for the three months ended September 30, 2013 and reflected a decrease in the allowance for specific nonperforming loans, offset by an increase in net charge-offs. The specific allowance is based on management’s estimate of realizable value. Net charge-offs increased $125,825 from $114,061 for the three months ended September 30, 2012 to $239,886 for the three months ended September 30, 2013.

Noninterest income totaled $1,119,216 for the three months ended September 30, 2013 compared to $1,302,437 for the three months ended September 30, 2012. The decrease of $183,221 was principally due to a decrease in gains on loans held for sale from $336,384 for the three months ended September 30, 2012 to $30,769 for the three months ended September 30, 2013. Residential mortgage refinancing slowed in the third quarter of 2013 due to rising market interest rates. Service charge increases of $132,714 were offset by a decrease in loan appraisal, credit and miscellaneous and other income of $225,665. Additionally the Company recognized a net gain of $215,345 on the disposal of OREO properties during the third quarter of 2013.

For the three months ended September 30, 2013, noninterest expense increased 11.52% or $644,943 to $6,245,727 from $5,600,784 for the comparable period in 2012. Average quarterly expenses for 2013 were $6,164,990 for the nine months ended September 30, 2013. Employee compensation and other operating expenses continue to be impacted by greater regulatory compliance costs for legacy regulations and the impact of the Dodd-Frank Act. The efficiency ratio of 67.73% for the three months ended September 30, 2013 was higher than the comparable three months of 2012 of 64.75%, but was in line with year to date trends (68.43% for the nine months ended September 30, 2013). The following is a breakdown of noninterest expense:

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	Three Months Ended
	September 30, 2013	September 30, 2012	Variance	% Variance
Compensation and Benefits	$3,737,000	$3,492,524	$244,476	7.00%
OREO Valuation Allowance and Expenses	211,640	85,579	126,061	147.30%
Other Operating Expenses	2,297,087	2,022,681	274,406	13.57%
Total Noninterest Expense	$6,245,727	$5,600,784	$644,943	11.52%

Financial Condition at September 30, 2013 compared to December 31, 2012

Total assets at September 30, 2013 of $992,903,655 increased $11,264,443 compared to total assets of $981,639,212 at December 31, 2012. Loans increased $12,239,975 from $747,640,752 at December 31, 2012 to $759,880,727 at September 30, 2013, due primarily to increases in loans for commercial real estate and commercial equipment partially offset by decreases in residential mortgages, construction and land development loans and commercial loans. First and second quarter 2013 residential loan production was focused on loans originated for sale in the secondary market. The following is a breakdown of the Company’s loan portfolio at September 30, 2013 and December 31, 2012:

	September 30, 2013%		December 31, 2012%		Dollar Change

Commercial real estate	$445,662,038	57.97%	$419,667,312	55.47%	$25,994,726
Residential first mortgages	161,861,710	21.05%	177,663,354	23.48%	(15,801,644)
Construction and land development	31,113,145	4.05%	31,818,782	4.21%	(705,637)
Home equity and second mortgage	21,711,980	2.82%	21,982,375	2.91%	(270,395)
Commercial loans	86,504,220	11.25%	88,157,606	11.65%	(1,653,386)
Consumer loans	901,800	0.12%	995,206	0.13%	(93,406)
Commercial equipment	21,085,197	2.74%	16,267,684	2.15%	4,817,513
	768,840,090	100.00%	756,552,319	100.00%	12,287,771
Less:
Deferred loan fees, net	880,086	0.11%	664,610	0.09%	215,476
Allowance for loan loss	8,079,277	1.05%	8,246,957	1.09%	(167,680)
	8,959,363		8,911,567		47,796
	$759,880,727		$747,640,752		$12,239,975

The Bank’s asset quality trends have been steadily improving over the last nine quarters. Classified assets (which include loans classified as substandard, doubtful or loss, OREO assets and classified securities) decreased $22.3 million from $81.9 million at September 30, 2011 to $59.6 million at September 30, 2013.

Nonperforming loans (90 days or greater delinquent) were $11,089,722 or 1.44% of total loans at September 30, 2013 compared to $8,717,018 or 1.15% of total loans at December 31, 2012. The Bank had 31 nonperforming loans at September 30, 2013 compared to 34 nonperforming loans at December 31, 2012. The net increase of $2,372,704 was due to increases of 90 days or greater delinquency in commercial real estate of $1,419,763, commercial loans of $1,938,241 and commercial equipment loans of $100,279 partially offset by reductions in nonperforming residential first mortgages of $1,014,282 and home equity and second mortgages of $71,297. Nonperforming loans at September 30, 2013 included $6,704,665 or 60% of nonperforming loans attributed to four well-secured customer relationships, of which $3,308,407 related to a line of credit on a stalled development project that the Bank expects to be current by the end of the year. The increase in nonperforming loans from December 31, 2012 was due primarily to the line of credit on the stalled development project. Nonperforming loans at September 30, 2013 decreased $1,214,483 from the June 30, 2013 balance of $12,304,205 or 1.63% of total loans.

The Bank categorized six performing loans totaling $4,325,912 and $4,424,388 as nonaccrual loans at September 30, 2013 and December 31, 2012, respectively. These six loans represent one well-secured commercial relationship with no specific reserves in the allowance due to the Bank's superior credit position with underlying collateral, which consists primarily of commercial real estate. As of September 30, 2013, the Bank had received all scheduled interest and principal payments on this relationship. It is management’s belief that there is no current risk of loss to the Bank for this relationship. These loans were classified as nonaccrual loans due to the customer’s operating results. In accordance with the Company’s policy, interest income is recognized on a cash-basis for these loans.

At September 30, 2013, the Bank had 12 troubled debt restructured loans (“TDRs”) totaling $4,637,797 compared to 10 TDRs totaling $4,515,443 as of December 31, 2012. At September 30, 2013 one TDR loan of $323,976 was over 90 days past due. Except as noted, all TDRs were performing according to the terms of their restructured agreements with no specific reserves in the allowance for loan losses at September 30, 2013 and December 31, 2012, respectively.

4

The OREO balance was $7,058,504 at September 30, 2013 an increase of $167,151 compared to $6,891,353 at December 31, 2012. This increase consisted of additions of $1,390,286 offset by disposals of $722,599 and valuation allowances of $500,536 to adjust properties to current appraised values. OREO carrying amounts reflect management’s estimate of the realizable value of these properties incorporating current appraised values, local real estate market conditions and related costs.

Deposits decreased $2,982,829 or 0.36% to $817,247,459 at September 30, 2013 compared to $820,230,288 at December 31, 2012. During the last two years, the Bank’s focus has been on increasing transaction deposits, especially noninterest bearing deposits, to lower its overall cost of funds. As of September 30, 2013 the Bank’s deposit funding consisted of 52.93% transaction accounts, an increase of 2.36% from 50.57% at December 31, 2012 and an increase of 4.35% from 48.58% at September 30, 2012. Average noninterest bearing deposits increased $15.9 million for the first nine months of 2013 to $86.8 million from $70.9 million for the first nine months of 2012. During the same timeframe, average time deposits decreased $42.1 million from $438.1 million to $396.0 million. Long-term debt increased $9,961, 640 from $60,527,208 at December 31, 2012 to $70,488,848 at September 30, 2013. During the first quarter of 2013, the Company added $10 million in Federal Home Loan Bank advances at 0.87% for four years.

During the nine months ended September 30, 2013, stockholders’ equity increased $3,101,075 to $82,148,336. The increase in stockholders’ equity was due to net income of $5,006,681 and net stock related activities of $208,510 partially offset by quarterly common dividends paid of $913,992, quarterly preferred stock dividends of $150,000 and adjustments to accumulated other comprehensive income of $1,050,124. Accumulated other comprehensive losses increased during the second and third quarters primarily due to market valuation adjustments of the Company’s Available for Sale (“AFS”) asset-backed securities portfolio as a result of increases in long-term interest rates. The Company believes that AFS securities with unrealized losses will either recover in market value or be paid off as agreed. The Company intends to and has the ability to hold these securities to maturity. Increases in common stockholders' equity to $62,148,336 at September 30, 2013 have resulted in a book value of $20.39 per common share. The Company remains well-capitalized at September 30, 2013 with a Tier 1 capital to average asset ratio of 9.76%. As indicated above, the additional $27.4 million of capital raised in October 2013 was a fourth quarter 2013 event and was not reflected in the third quarter analysis above.

About The Community Financial Corporation - The Company is the bank holding company for Community Bank of the Chesapeake, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby, California, Maryland; and Dahlgren, Virginia. Effective October 18, 2013, the Company changed its name from Tri-County Financial Corporation and the Bank changed its name from Community Bank of Tri-County to Community Bank of the Chesapeake. The new names reflect the bank's recent expansion into the Northern Neck of Virginia. The name of the holding company changed to better align the parent company name with that of the bank.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited as of September 30, 2013. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report to Shareholders for the year ended December 31, 2012.

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THE COMMUNITY FINANCIAL CORPORATION
	Nine Months Ended
	September 30, 2013	September 30, 2012	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$29,565,129	$30,097,582	$(532,453)	(1.77%)
Interest expense	5,914,528	8,328,075	(2,413,547)	(28.98%)
Net interest income	23,650,601	21,769,507	1,881,094	8.64%
Provision for loan losses	640,210	1,523,580	(883,370)	(57.98%)
Noninterest income	3,377,022	3,045,322	331,700	10.89%
Noninterest expense	18,494,971	17,861,889	633,082	3.54%
Income tax expense	2,885,761	1,910,014	975,747	51.09%
Net income	5,006,681	3,519,346	1,487,335	42.26%
Net income available to common shareholders	$4,856,681	$3,369,346	1,487,335	44.14%
Return on average assets	0.69%	0.49%
Return on average common equity	10.52%	7.84%
Return on average equity	8.19%	6.07%
Interest rate spread	3.41%	3.10%
Net interest margin	3.53%	3.24%
Cost of funds	0.90%	1.27%
Cost of deposits	0.73%	1.10%
Efficiency ratio	68.43%	71.98%
Share Data:
Basic net income per common share	$1.61	$1.11
Diluted net income per common share	$1.60	$1.10
Weighted average common shares outstanding:
Basic	3,016,793	3,042,645
Diluted	3,042,542	3,055,671

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THE COMMUNITY FINANCIAL CORPORATION
	Three Months Ended
	September 30, 2013	September 30, 2012	$ Variance	% Variance
Operations Data:	(Unaudited)
Interest and dividend income	$9,975,059	$9,886,656	$88,403	0.89%
Interest expense	1,872,986	2,539,049	(666,063)	(26.23%)
Net interest income	8,102,073	7,347,607	754,466	10.27%
Provision for loan losses	285,610	746,075	(460,465)	(61.72%)
Noninterest income	1,119,216	1,302,437	(183,221)	(14.07%)
Noninterest expense	6,245,727	5,600,784	644,943	11.52%
Income tax expense	987,111	830,244	156,867	18.89%
Net income	1,702,841	1,472,941	229,900	15.61%
Net income available to common shareholders	$1,652,841	$1,422,941	229,900	16.16%
Return on average assets	0.70%	0.61%
Return on average common equity	10.63%	9.85%
Return on average equity	8.29%	7.58%
Interest rate spread	3.48%	3.15%
Net interest margin	3.60%	3.28%
Cost of funds	0.85%	1.15%
Cost of deposits	0.67%	0.99%
Efficiency ratio	67.73%	64.75%
Share Data:
Basic net income per common share	$0.55	$0.47
Diluted net income per common share	$0.55	$0.47
Weighted average common shares outstanding:
Basic	2,997,401	3,044,556
Diluted	3,022,868	3,053,249

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THE COMMUNITY FINANCIAL CORPORATION
	As of September 30, 2013	As of December 31, 2012	$ Variance	% Variance
Financial Condition Data:	(Unaudited)
Total assets	$992,903,655	$981,639,212	$11,264,443	1.15%
Cash, federal funds sold and interest-bearing deposits	26,896,505	11,295,655	15,600,850	138.11%
Securities	142,219,105	159,825,097	(17,605,992)	(11.02%)
Loans receivable, net	759,880,727	747,640,752	12,239,975	1.64%
Premises and equipment	19,272,212	19,782,236	(510,024)	(2.58%)
Other real estate owned (OREO)	7,058,504	6,891,353	167,151	2.43%
Total liabilities	910,755,319	902,591,951	8,163,368	0.90%
Total deposits	817,247,459	820,230,288	(2,982,829)	(0.36%)
Short-term borrowings	2,640,000	1,000,000	1,640,000	n/a
Long-term debt	70,488,848	60,527,208	9,961,640	16.46%
Junior subordinated debentures	12,000,000	12,000,000	-	0.00%
Small Business Lending Fund (SBLF) preferred stock	20,000,000	20,000,000	-	0.00%
Common equity	62,148,336	59,047,261	3,101,075	5.25%
Total stockholders’ equity	$82,148,336	$79,047,261	$3,101,075	3.92%
Book value per common share	$20.39	$19.34
Common shares outstanding	3,048,439	3,052,416
Tier 1 capital to average assets	9.76%	9.39%
Total capital to risk-weighted assets	12.78%	12.84%
Allowance for loan losses	$8,079,277	$8,246,957	$(167,680)	(2.03%)
Past due loans (PDLs) (31 to 89 days)	3,007,103	3,175,431	(168,328)	(5.30%)
Nonperforming loans (NPLs) (>=90 days)	11,089,722	8,717,018	2,372,704	27.22%
Nonperforming assets (NPLs + OREO)	18,148,226	15,608,371	2,539,855	16.27%
Performing non-accrual loans	4,325,912	4,424,388	(98,476)	(2.23%)
Troubled debt restructures (TDRs)	4,637,797	4,515,443	122,354	2.71%
Allowance for loan losses to total loans	1.05%	1.09%
Past due loans to total loans	0.39%	0.42%
Nonperforming loans to total loans	1.44%	1.15%
Total loan delinquency to total loans	1.83%	1.57%
NPLs and performing non-accrual loans to total loans	2.01%	1.74%
NPLs, performing non-accrual loans and TDRs to total loans (a)	2.57%	2.33%
Allowance for loan losses to nonperforming loans	72.85%	94.78%
Nonperforming assets to total assets	1.83%	1.59%
Nonperforming assets, performing non-accrual loans and TDRs to total assets (a)	2.70%	2.50%

(a)  Ratio adjusted to remove duplication of loans that are both nonperforming and troubled debt restructures.

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The following table presents information on the average balances of the Company’s interest-earning assets and interest-bearing liabilities and interest earned or paid thereon for the nine months ended September 30, 2013 and 2012, respectively. There are no tax equivalency adjustments.

	For the Nine Months Ended September 30,
		2013			2012
			Average			Average
	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio (1)	$733,275	$27,704	5.04%	$716,566	$27,624	5.14%
Investment securities, federal funds
sold and interest-bearing deposits	160,317	1,861	1.55%	180,263	2,474	1.83%
Total Interest-Earning Assets	893,592	29,565	4.41%	896,829	30,098	4.47%
Cash and cash equivalents	11,766			10,837
Other assets	57,294			54,428
Total Assets	$962,652			$962,094

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$37,237	$28	0.10%	$32,260	$46	0.19%
Interest-bearing demand and money
market accounts	266,966	672	0.34%	259,057	1,203	0.62%
Certificates of deposit	395,974	3,632	1.22%	438,070	5,382	1.64%
Long-term debt	68,807	1,333	2.58%	60,097	1,430	3.17%
Short-term debt	5,357	13	0.32%	4,836	12	0.33%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	236	2.62%	12,000	255	2.83%

Total Interest-Bearing Liabilities	786,341	5,914	1.00%	806,320	8,328	1.38%

Noninterest-bearing demand deposits	86,762			70,897
Other liabilities	8,013			7,589
Stockholders' equity	81,536			77,288
Total Liabilities and Stockholders' Equity	$962,652			$962,094

Net interest income		$23,651			$21,770

Interest rate spread			3.41%			3.10%
Net yield on interest-earning assets			3.53%			3.24%
Ratio of average interest-earning
assets to average interest bearing
liabilities			113.64%			111.22%

Cost of funds			0.90%			1.27%
Cost of deposits			0.73%			1.10%
(1) Average balance includes non-accrual loans

9

The table below sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated. For each category of interest earning asset and interest bearing liability, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate); and (2) changes in rate (changes in rate multiplied by old volume). Changes in rate volume (changes in rate multiplied by the change in volume) have been allocated to changes due to volume.

	Nine Months Ended September 30, 2013
	compared to Nine Months Ended
	September 30, 2012
		Due to
dollars in thousands	Volume	Rate	Total

Interest income:
Loan portfolio (1)	$631	$(551)	$80
Investment securities, federal funds
sold and interest bearing deposits	(232)	(381)	(613)
Total interest-earning assets	$399	$(932)	$(533)

Interest-bearing liabilities:
Savings	4	(22)	(18)
Interest-bearing demand and money
market accounts	20	(551)	(531)
Certificates of deposit	(386)	(1,364)	(1,750)
Long-term debt	169	(266)	(97)
Short-term debt	1	-	1
Guaranteed preferred beneficial interest
in junior subordinated debentures	-	(19)	(19)
Total interest-bearing liabilities	$(192)	$(2,222)	$(2,414)
Net change in net interest income	$591	$1,290	$1,881

(1) Average balance includes non-accrual loans

10

The following table presents information on the average balances of the Company’s interest-earning assets and interest-bearing liabilities and interest earned or paid thereon for the three months ended September 30, 2013 and 2012, respectively. There are no tax equivalency adjustments.

	For the Three Months Ended September 30,
		2013			2012
			Average			Average
	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio (1)	$744,180	$9,340	5.02%	$724,416	$9,113	5.03%
Investment securities, federal funds
sold and interest-bearing deposits	157,045	635	1.62%	171,926	774	1.80%
Total Interest-Earning Assets	901,225	9,975	4.43%	896,342	9,887	4.41%
Cash and cash equivalents	13,398			15,672
Other assets	57,732			56,137
Total Assets	$972,355			$968,151

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$37,975	$10	0.11%	$33,337	$9	0.11%
Interest-bearing demand and money
market accounts	273,750	224	0.33%	271,260	322	0.47%
Certificates of deposit	387,480	1,102	1.14%	427,476	1,671	1.56%
Long-term debt	71,526	454	2.54%	60,544	452	2.99%
Short-term debt	5,156	4	0.31%	102	-	0.00%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	79	2.63%	12,000	85	2.83%

Total Interest-Bearing Liabilities	787,887	1,873	0.95%	804,719	2,539	1.26%

Noninterest-bearing demand deposits	93,902			77,749
Other liabilities	8,368			7,920
Stockholders' equity	82,198			77,763
Total Liabilities and Stockholders' Equity	$972,355			$968,151

Net interest income		$8,102			$7,348

Interest rate spread			3.48%			3.15%
Net yield on interest-earning assets			3.60%			3.28%
Ratio of average interest-earning
assets to average interest bearing
liabilities			114.39%			111.39%

Cost of funds			0.85%			1.15%
Cost of deposits			0.67%			0.99%

(1) Average balance includes non-accrual loans

11

The table below sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated. For each category of interest earning asset and interest bearing liability, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by old rate); and (2) changes in rate (changes in rate multiplied by old volume). Changes in rate volume (changes in rate multiplied by the change in volume) have been allocated to changes due to volume.

	Three Months Ended September 30, 2013
	compared to Three Months Ended
	September 30, 2012
		Due to
dollars in thousands	Volume	Rate	Total

Interest income:
Loan portfolio (1)	$248	$(21)	$227
Investment securities, federal funds
sold and interest bearing deposits	(60)	(79)	(139)
Total interest-earning assets	$188	$(100)	$88

Interest-bearing liabilities:
Savings	1	-	1
Interest-bearing demand and money
market accounts	2	(100)	(98)
Certificates of deposit	(114)	(455)	(569)
Long-term debt	70	(68)	2
Short-term debt	4	-	4
Guaranteed preferred beneficial interest
in junior subordinated debentures	-	(6)	(6)
Total interest-bearing liabilities	$(37)	$(629)	$(666)
Net change in net interest income	$225	$529	$754

(1) Average balance includes non-accrual loans

12